                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           YARDVILLE NATIONAL BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                           YNB [LOGO]
                           --------------------------
                           YARDVILLE NATIONAL BANCORP

                                 2465 Kuser Road
                           Hamilton, New Jersey 08690

                                                                     May 2, 2003



To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Yardville National Bancorp to be held on June 5, 2003, at 10:00 a.m. at The Conference Center at Mercer on the West Windsor Campus of Mercer County Community College, 1200 Old Trenton Road, West Windsor, New Jersey. A map and directions to the meeting are printed on the back cover of this Proxy Statement.

At this meeting of the Company, shareholders will be asked to (i) elect three directors to the Company's Board of Directors, (ii) consider the adoption of the Yardville National Bancorp 2003 Stock Option Plan for Non-Employee Directors, and (iii) approve the amendment of the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's common stock.

During the meeting, we will also report on the operations of the Company. Directors and executive officers of the Company will be present to respond to any questions you may have. The Company has scheduled a continental breakfast for shareholders immediately preceding the meeting.

Whether or not you plan to attend the meeting, please be sure to complete, sign and return the proxy card enclosed, so that your shares may be voted in accordance with your wishes. We look forward to seeing you at the meeting.

                                Very truly yours,


                                /s/ Patrick M. Ryan
                                -------------------
                                Patrick M. Ryan
                                President and Chief Executive Officer

                           YNB [LOGO]
                           --------------------------
                           YARDVILLE NATIONAL BANCORP

                                 2465 Kuser Road
                           Hamilton, New Jersey 08690


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 5, 2003

Notice is hereby given that the Annual Meeting of Shareholders of Yardville National Bancorp (the "Company") will be held at The Conference Center at Mercer on the West Windsor Campus of Mercer County Community College, 1200 Old Trenton Road, West Windsor, New Jersey on June 5, 2003 at 10:00 a.m. for the purpose of considering and voting upon the following matters:

    1. The election of the three persons named in the accompanying Proxy Statement to serve as directors of the Company until the expiration of their terms and thereafter until their successors shall have been duly elected and shall have qualified.

    2. The adoption of the Yardville National Bancorp 2003 Stock Option Plan for Non-Employee Directors.

    3. The amendment of the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's common stock from 12,000,000 to 20,000,000.

    4.  Such other business as shall properly come before the meeting.

A map and directions to the meeting are printed on the back cover of this Proxy Statement. Shareholders of record at the close of business on April 25, 2003 are entitled to notice of and to vote at the meeting. Whether or not you contemplate attending the meeting, we request that the enclosed proxy be executed and returned to the Company. You may revoke your proxy at any time prior to the exercise of the proxy by delivering to the Company a later-dated proxy or by delivering a written notice of revocation to the Company at or prior to the meeting.



                                        By Order of the Board of Directors


                                        /s/ Daniel J. O'Donnell
                                        -----------------------
                                        Daniel J. O'Donnell, Secretary

May 2, 2003


                   IMPORTANT - PLEASE MAIL YOUR PROXY PROMPTLY

                           YNB [LOGO]
                           --------------------------
                           YARDVILLE NATIONAL BANCORP

                                 2465 Kuser Road
                           Hamilton, New Jersey 08690

                               -------------------
                                 PROXY STATEMENT
                               -------------------

General

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Yardville National Bancorp (the "Company") of proxies for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at 10:00 a.m. at The Conference Center at Mercer on the West Windsor Campus of Mercer County Community College, 1200 Old Trenton Road, West Windsor, New Jersey on Thursday, June 5, 2003, or such later date to which the Annual Meeting may be adjourned or postponed. A map and directions to the meeting are printed on the back cover of this Proxy Statement. This Proxy Statement is first being mailed to shareholders on approximately May 2, 2003.

         If a shareholder participated in the Company's Dividend Reinvestment and Stock Purchase Plan (the "Dividend Reinvestment Plan"), the shareholder will receive a single proxy covering both the shares of the Company's common stock, no par value (the "Common Stock"), held by the shareholder in certificate form and the shares of Common Stock held by the Dividend Reinvestment Plan Administrator in the shareholder's Dividend Reinvestment Plan account. If a proxy is not returned, shares of Common Stock, including any held under the Dividend Reinvestment Plan, will not be voted on behalf of the shareholder.

         If proxies in the accompanying form are properly executed and returned prior to voting at the meeting, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given on a properly executed and returned proxy, the shares of the Common Stock represented thereby will be voted FOR the election of the nominees for director named in this Proxy Statement, FOR the adoption of the Yardville National Bancorp 2003 Stock Option Plan for Non-Employee Directors (the "2003 Stock Option Plan"), FOR the amendment of the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 12,000,000 to 20,000,000, and in the discretion of the persons named on the enclosed proxy, in accordance with their best judgment, on such other business as may properly come before the Annual Meeting or any adjournments thereof.

         If you hold your shares of Common Stock in "street name" (that is, through a broker or other nominee) and fail to instruct your broker or nominee as to how to vote your shares of Common Stock, your broker or nominee may, in its discretion, vote your shares FOR the election of the nominees for director named in this Proxy Statement and FOR the adoption of the 2003 Stock Option Plan. Brokers may not use their discretionary authority to vote on the proposal to amend the Company's Restated Certificate of Incorporation.

Outstanding Shares and Voting Rights

         The record date for determining shareholders entitled to notice of and to vote at the Annual Meeting is April 25, 2003. Only shareholders of record as of that date will be entitled to notice of, and to vote at, the Annual Meeting.

         On the record date, 10,400,705 shares of Common Stock (the only class of stock outstanding) were outstanding and all outstanding shares are eligible to be voted at the Annual Meeting. The presence, in person or by proxy, of holders of Common Stock entitled to cast at least a majority of the votes which all holders of the Common Stock that are entitled to cast will constitute a quorum for purposes of the transaction of business. Each share of Common Stock entitles the holder thereof to one vote on the election of the nominees for director, the adoption of the 2003 Stock Option Plan, the amendment to the Company's Restated Certificate of Incorporation, and any other matters that may properly come before the Annual Meeting. Shareholders are not entitled to cumulative voting in the election of directors.

          A plurality of the votes cast is necessary for the election of directors. The affirmative vote of the holders of a majority of the votes cast is necessary for adoption of the 2003 Stock Option Plan and approval of the amendment to the Company's Restated Certificate of Incorporation.

         At the Annual Meeting, inspectors of election will tabulate both ballots cast by shareholders present and voting in person and votes cast by proxy. Under applicable state law and the Company's Restated Certificate of Incorporation and By-Laws, abstentions and broker non-votes are counted for purposes of establishing a quorum but otherwise do not count. Since the election of directors is based on a plurality of the votes cast at the Annual Meeting, abstentions and broker non-votes have no effect on the outcome of the vote. Votes that are withheld from a director nominee will be excluded entirely from the vote for such nominee and will have no effect thereon. Abstentions and broker non-votes on all other proposals are considered shares entitled to vote on the proposal and, as such, are the equivalent of a vote against the proposal.

Revocability of Proxies

         Any shareholder giving a proxy has the right to attend and vote at the Annual Meeting in person. A proxy may be revoked prior to the Annual Meeting by a later-dated proxy or by a written revocation sent to Daniel J. O'Donnell, Secretary of the Company, at 2465 Kuser Road, Hamilton, New Jersey 08690 (Mailing Address: P.O. Box 8487, Trenton, New Jersey 08650). A proxy may be revoked at the Annual Meeting by filing a later-dated proxy or by filing a written notice of such revocation with the Secretary of the Company at the Annual Meeting prior to the voting of such proxy.

Solicitation of Proxies

         This proxy solicitation is being made at the direction of the Board and the cost of the solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, by telephone or by other electronic means by officers, directors and employees of the Company or the Company's wholly-owned bank subsidiary, The Yardville National Bank (the "Bank"), who will not be specially compensated for such solicitation activities. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such persons for their reasonable expenses incurred in that connection.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         The Restated Certificate of Incorporation and the By-Laws of the Company provide that the number of directors shall not be less than five or more than twenty-five and permits the exact number to be determined from time to time by the Board. The Board has fixed the number of directors at eleven.

         Pursuant to the Restated Certificate of Incorporation, the directors of the Company are divided into three classes and each class is elected to serve for staggered three-year terms.

         Lorraine Buklad, Sidney L. Hofing and Louis R. Matlack, Ph.D., as shown in Table I on the following page, have been nominated for three-year terms as directors. The eight directors named in Table II on the following page have terms of office extending beyond the Annual Meeting. If, for any reason, any of the three nominees becomes unavailable for election, the proxies solicited by the Board will be voted for such substituted nominee as is selected by the Board. The Board has no reason to believe that any of the named nominees are not available or will not serve if elected.

         The names of the nominees for election and certain information about them and about the directors whose terms extend beyond this Annual Meeting are set forth in the following tables. Select biographical information concerning these individuals appears below the tables. Years of service on the Board includes prior service on the Bank's Board of Directors.

      Table I - Nominees for the Annual Meeting for terms expiring in 2006


                                                       Director
Name                                                    Since              Age
----                                                    -----              ---

Lorraine Buklad                                         1988                67
Sidney L. Hofing                                        1997                68
Louis R. Matlack, Ph.D.                                 1997                68


       Table II - Directors whose terms continue beyond the Annual Meeting

                                                       Director
Name                                                    Since              Age
----                                                    -----              ---

                              Terms expire in 2004
Elbert G. Basolis, Jr.                                  1996                41
Anthony M. Giampetro, M.D.                              1994                67
Patrick M. Ryan                                         1992                58
Martin Tuchman                                          2000                62
F. Kevin Tylus                                          1992                48

                              Terms expire in 2005
Jay G. Destribats                                       1990                68
Gilbert W. Lugossy                                      1991                67
Christopher S. Vernon                                   2002                38

         Jay G. Destribats has served as the Chairman of the Board of both the Company and the Bank since 1990. He also was a Partner in the law firm of Destribats, Campbell, DeSantis & Magee (Counselors at Law) until July 1999 and is now of Counsel. Mr. Destribats also is a Commissioner of the Mercer County Improvement Authority.

         Patrick M. Ryan has served as a director and as President and Chief Executive Officer of both the Company and the Bank since November 1992. Mr. Ryan also is a member of the Federal Reserve Bank of Philadelphia's Community Bank Advisory Council and serves on the Board of Trustees of the New Jersey Bankers Association.

         Elbert G. Basolis, Jr. has served as a director of the Company and the Bank since 1996. Mr. Basolis has served as Vice Chairman of the Board of the Company and the Bank since 2002. He also owns and has served as President for Aqua Controls Inc., a water consulting business since 1985.

         Lorraine Buklad has served as a director of the Company and the Bank since 1988. She has served as Funeral Director and President of Buklad Memorial Homes since 1981.

         Anthony M. Giampetro, M.D. has served as a director of the Company and the Bank since 1994. He also is a physician in private practice.

         Sidney L. Hofing has served as a director of the Company and the Bank since 1997. He serves as President and Chief Executive Officer of The Eagle Group, Inc., a real estate development and management company. Mr. Hofing also served as Chairman of General Packaging Services, Inc. from November 1986 to December 1998.

         Gilbert W. Lugossy has served as a director of the Company and the Bank since 1991. He served as a member of the New Jersey State Parole Board from April 1990 to April 1997 and is now retired.

         Louis R. Matlack, Ph.D. has served as a director of the Company and the Bank since 1997. He was a Principal of Matlack Mediation, a mediation services firm, from 1988 to 2000 and is now retired.

         Martin Tuchman has served as a director of the Company and the Bank since 2000. He also has served as the Chairman of the Board and Chief Executive Officer of Interpool, Inc., a container and leasing corporation, since 1988.

         F. Kevin Tylus has served as a director of the Company and the Bank since 1992. He serves as President, East Region for Great-West Life. Mr. Tylus served as President of CIGNA Dental and Corporate Senior Vice President from November 1999 to December 2002 and as Vice President/Director of Prudential Health Care Group from July 1995 to November 1999.

         Christopher S. Vernon has served as a director of the Company and the Bank since 2002. He also has been the owner and President of Mercer Management, a real estate development and management company specializing in distressed properties, since 1983.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL THREE NOMINEES TO THE BOARD OF DIRECTORS FOR A THREE-YEAR TERM EXPIRING AT THE 2006 ANNUAL MEETING.

Board Meetings and Committees

         The Board held thirteen meetings during 2002. The directors of the Company also serve as directors of the Bank. The Board of Directors of the Bank holds regularly scheduled meetings once a month and special meetings as circumstances require. During 2002, the Board of Directors of the Bank held twelve meetings. During 2002, each director of the Company attended at least 75% of the aggregate total number of Board meetings of the Company and meetings of the committees of the Board on which such director served.

         The Board has a number of committees, including the Audit, Organization and Compensation/Stock Option, and Nominating Committees. The members and functions of these committees are set forth below:

Audit Committee. Chaired by Mr. Lugossy and including Messrs. Basolis, Jr., Matlack, Tuchman and Vernon, this committee met seven times in 2002. Mr. Tuchman joined the Audit Committee in April 2002, replacing Weldon J. McDaniel, Jr. (retired), and Mr. Vernon joined the committee in May 2002, replacing James J. Kelly (deceased). During 2002, each member of the Audit Committee was "independent" as defined by the applicable rules and regulations of The Nasdaq Stock Market and the Securities and Exchange Commission (the "SEC").

         The Audit Committee is governed by a charter approved by the Board and containing, among other things, the committee's membership requirements and responsibilities. The Audit Committee oversees the Company's accounting, financial reporting process, internal controls and audits, and consults with management, the internal auditors and the independent auditors on, among other items, matters related to the annual audit, the published financial statements and the accounting principles applied. As part of its duties, the Audit Committee appoints, evaluates and retains the Company's independent auditors. It also maintains direct responsibility for the compensation, termination and oversight of the Company's independent auditors and evaluates the independent auditors' qualifications, performance and independence. The Audit Committee approves all services provided to the Company by the independent auditors.

Organization and Compensation/Stock Option Committee. Chaired by Mr. Tylus and including Dr. Giampetro and Messrs. Destribats, Ryan and Basolis, Jr., this committee met once in 2002. The Organization and Compensation/Stock Option Committee (the "Compensation Committee") of the Board is responsible for assuring an effective and competitive compensation structure for the executive management of the Company and the Bank. This committee recommends to the Board employment, promotion and annual and long-term compensation arrangements for executive management of the Company and the Bank. Additionally, the Compensation Committee reviews and administers the Company's stock option plans.

Nominating Committee. Chaired by Mr. Destribats and including Ms. Buklad and Messrs. Hofing and Ryan, this committee met three times in 2002. James J. Kelly served on the Nominating Committee through June 2002. C. West Ayres served on the Nominating Committee through October 2002. The Nominating Committee considers the appropriate size and composition of the Board. This committee also recommends nominees to the Board for election as directors. The Nominating Committee will also consider Board nominees recommended by the Company's shareholders if such recommendations comply with the procedures outlined on page 22 under the heading "Shareholder Proposals."

                             AUDIT COMMITTEE REPORT

         During 2002, the Audit Committee was comprised solely of independent directors and operates under a written charter adopted by the Board. The complete text of the charter (as amended and restated by the Board on March 26, 2003) is attached to this Proxy Statement as Appendix A. The composition of the Audit Committee, the attributes of its members and the responsibilities of the committee, as reflected in its charter, are intended to be in accordance with applicable requirements of The Nasdaq Stock Market and the SEC for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

         The role of the Audit Committee is to assist the Board in its oversight of the Company's financial reporting process. Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee has ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company's independent auditors.

         In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as currently in effect, has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditor's independence and has discussed with the auditors the auditors' independence.

         Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Committee's charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, filed with the SEC on March 31, 2003.

SUBMITTED BY THE AUDIT COMMITTEE

Gilbert W. Lugossy, Chairman
Elbert G. Basolis, Jr.
Louis R. Matlack, Ph.D.
Martin Tuchman*
Christopher S. Vernon*

April 16, 2003

*Mr. Tuchman joined the Audit Committee in April 2002 and Mr. Vernon joined the Audit Committee in May 2002.

The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such report by specific reference.

                                   MANAGEMENT

         The following table sets forth the name and age of each executive officer of the Company and the Bank as of April 25, 2003. Select biographical information concerning these individuals appears below the table. The executive officers are appointed to their respective offices annually.

                Name                       Age                                  Position
                ----                       ---                                  --------
Jay G. Destribats.................          68          Chairman of the Board of Directors of the Company and the Bank

Patrick M. Ryan...................          58          President and Chief Executive Officer of the Company and the Bank

Stephen F. Carman.................          46          Vice President and Treasurer of the Company and Executive Vice President
                                                        and Chief Financial Officer of the Bank

Timothy J. Losch..................          52          Executive Vice President and Chief Operating Officer of the Bank

Stephen R. Walker.................          59          Executive Vice President and Chief Information Officer of the Bank

James F. Doran....................          59          First Senior Vice President and Senior Loan Officer of the Bank

Frank Durand, III.................          52          First Senior Vice President and Bank Administrator of the Bank

Howard N. Hall....................          43          Assistant Treasurer of the Company and First Senior Vice President and
                                                        Capital Markets Officer of the Bank

Eugene C. McCarthy................          42          First Senior Vice President and Market Manager (Hunterdon Region) of the
                                                        Bank

Daniel J. O'Donnell...............          40          Secretary of the Company and First Senior Vice President and General
                                                        Counsel of the Bank

Sarah J. Strout...................          48          First Senior Vice President and Chief Credit Officer of the Bank

John P. Samborski.................          58          First Senior Vice President and Credit Officer of the Bank

         See page 3 for a description of the business background of Messrs. Destribats and Ryan.

         Stephen F. Carman has served as Vice President of the Company since November 2002 and Treasurer of the Company since May 1992. He has served as Executive Vice President and Chief Financial Officer of the Bank since November 1992 and served as Secretary of the Company from May 1992 to April 2002.

         Timothy J. Losch has served as Executive Vice President and Chief Operating Officer of the Bank since June 1997.

         Stephen R. Walker has served as Executive Vice President and Chief Information Officer of the Bank since January 2003 and served as First Senior Vice President and Chief Information Officer from June 2002. Prior to joining the Bank, he served at Merrill Lynch as First Vice President and Chief Technology Officer from 2000 to 2002 and as First Vice President and Director of Core Applications Technology from 1995 to 2000.

         James F. Doran has served as First Senior Vice President and Senior Loan Officer of the Bank since April 1996.

         Frank Durand, III has served as First Senior Vice President and Bank Administrator of the Bank since December 2000 and as Senior Vice President and Bank Administrator of the Bank from February 1995 to December 2000.

         Howard N. Hall has served as Assistant Treasurer of the Company since April 2002 and as First Senior Vice President and Capital Markets Officer of the Bank since January 2003. He served as First Senior Vice President and Controller of the Bank from February 2000 to January 2003 and as Senior Vice President and Controller of the Bank from November 1997 to February 2000.

         Eugene C. McCarthy has served as First Senior Vice President of the Bank since October 2001 and as Market Manager, Hunterdon Region, since February 2001. After joining the Company in February 2001, Mr. McCarthy served as Senior Vice President - Lending until September 2001. Prior to joining the Bank in 2001, he served as Senior Vice President and Underwriting Site Manager for First Union National Bank from March 1998 to January 2001 and Vice President and Regional Manager from March 1995 to March 1998.

         Daniel J. O'Donnell has served as Secretary of the Company since April 2002 and as First Senior Vice President and General Counsel of the Bank since January 2003 and served as Senior Vice President and General Counsel of the Bank from January 2001. Prior to joining the Bank in 2001, Mr. O'Donnell was a Partner at the law firm of Destribats, Campbell, DeSantis, Magee & O'Donnell from October 1994 to December 2000.

         Sarah J. Strout has served as First Senior Vice President and Chief Credit Officer of the Bank since January 2003 and as Senior Vice President and Chief Credit Officer of the Bank from March 2001 to January 2003. She served as Senior Vice President and head of the Bank's Commercial Loan Department from December 1996 to March 2001.

         John P. Samborski has served as First Senior Vice President and Credit Officer of the Bank since January 2003 and as Senior Vice President and Credit Officer of the Bank from October 2001 to January 2003. He served as Vice President of Citizens Bank of New Hampshire from August 1991 to October 2001.

            STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

         The following table sets forth information as of April 25, 2003 regarding the beneficial ownership of the Common Stock by (a) each person who is known by us to be the beneficial owner of more than five percent of the Common Stock outstanding, (b) the Named Executive Officers (as defined in this Proxy Statement), (c) each director and nominee for election as director, and (d) all of the Company's directors and executive officers as a group. Unless otherwise indicated, the address of each person identified below is c/o Yardville National Bancorp, 2465 Kuser Road Hamilton, New Jersey 08690.

                                                                    Number of Shares
              Name of Beneficial Owner                       Beneficially Owned (1)(2)(3)(4)              Percent of Common Stock(5)
              ------------------------                       -------------------------------              --------------------------
FMR Corporation (6)...........................                           704,300                                    6.77%
Jay G. Destribats (7).........................                           327,399                                    3.13%
Patrick M. Ryan (8)...........................                           328,072                                    3.13%
Stephen F. Carman (9).........................                            77,801                                      *
Timothy J. Losch (10).........................                            67,968                                      *
Howard N. Hall................................                            13,894                                      *
Elbert G. Basolis, Jr. (11)...................                            26,013                                      *
Lorraine Buklad...............................                           138,076                                    1.33%
Anthony M. Giampetro, M.D.(12)................                            81,908                                      *
Sidney L. Hofing (13).........................                           208,086                                    2.00%
Gilbert W. Lugossy (14).......................                            12,931                                      *
Louis R. Matlack, Ph.D. (15)..................                            48,315                                      *
Martin Tuchman (16)...........................                           576,375                                    5.52%
F. Kevin Tylus (17)...........................                           193,551                                    1.86%
Christopher S. Vernon (18)....................                            64,025                                      *
Directors and Executive Officers as a
  group (21 persons)..........................                         2,192,489                                   20.36%

--------------------
* Less than 1%

(1) The number of beneficially owned shares includes shares over which the named person, directly or indirectly through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote, or direct the voting of, such security; or investment power, which includes the power to dispose of, or to direct the disposition of, such security. All shares of a named person are deemed to be subject to that person's sole voting and investment power unless otherwise indicated.

(2) Includes shares subject to options granted under the Company's stock option plans exercisable within sixty (60) days of April 25, 2003 to purchase shares of Common Stock, as follows: Mr. Destribats - 61,000 shares; Mr. Ryan - 97,000 shares; Mr. Carman - 42,030 shares; Mr. Losch - 51,050 shares; Mr. Hall - 12,200 shares; and all directors and executive officers as a group - an aggregate of 315,680 shares.

(3) Includes shares held in the accounts of the named persons in the Yardville National Bank 401(k) Plan (the "401(k) Plan"), as follows: Mr. Destribats - 10,015 shares; Mr. Ryan - 3,652 shares; and Mr. Losch - 4,328 shares. The 401(k) Plan has, from August 1998 to December 2002, included an option for employees to invest a portion of their plan accounts in a fund (the "YNB Stock Fund") that acquired shares of Common Stock in the open market. In connection with the addition to the plan of the YNB Stock Fund, the Company inadvertently did not register with the SEC the 401(k) Plan interests or the shares of Common Stock acquired by the YNB Stock Fund and may not have distributed certain information to plan participants on a timely basis as required by securities laws. After being advised of those requirements, the Company promptly completed the registration and distributed the required information to plan participants. In 2002, the Board approved the discontinuance of the YNB Stock Fund, which involves the sale of the shares of Common Stock owned by the YNB Stock Fund and application of the proceeds of such sale to other investment choices within the 401(k) Plan at the direction of the participants. It is anticipated that such sale will occur in the near future and the shares of Common Stock in the YNB Stock Fund will be purchased by the ESOP (as described in the next note).

(4) Includes shares in the Yardville National Bank Employee Stock Ownership Plan Trust (the "ESOP") (which includes the allocation for 2002 based upon a preliminary analysis), as follows: Mr. Destribats - 2,940 shares for his own account (and 31,068 shares over which Mr. Destribats, as a trustee of the ESOP, shares voting rights with Mr. Ryan and Mr. Tylus); Mr. Ryan - 2,940 shares for his own account (and 31,068 shares over which Mr. Ryan, as a trustee, shares voting rights with Mr. Destribats and Mr. Tylus); Mr. Carman - 2,299 shares for his own account; Mr. Losch - 2,299 shares for his own account; Mr. Hall - 1,643 shares for his own account; Mr. Tylus - 31,068 shares over which Mr. Tylus, as a trustee of the ESOP, shares voting rights with Mr. Destribats and Mr. Ryan.

(5) Shares of the Common Stock which a person has a right to acquire pursuant to the exercise of stock options and warrants held by that person that are exercisable within 60 days of April 25, 2003 are deemed to be outstanding for the purpose of computing the percentage ownership of that person, but are not deemed outstanding for computing the percentage ownership of any other person.

(6) Information with respect to beneficial ownership is based on a Schedule 13G/A filed with the SEC on February 14, 2003. FMR Corporation's address is 82 Devonshire Street, Boston, Massachusetts 02109.

(7) Includes 52,000 shares held in the Destribats Family Trust under which Mr. Destribats is the Trustee, 3,000 shares held by Mr. Destribats' spouse, and 164,376 shares held by the estate of James J. Kelly of which Mr. Destribats is the executor.

(8) Includes 1,887 shares held by Mr. Ryan as custodian for his children and 2,000 shares held by Mr. Ryan's spouse as to which Mr. Ryan disclaims beneficial ownership.

(9) Includes 3,037 shares held jointly with Mr. Carman's wife and 225 shares held by Mr. Carman as custodian for his child.

(10) Includes 136 shares held by Mr. Losch as custodian for his son.

(11) Includes 9,100 shares held by Aqua Control Inc. and 90 shares held by Mr. Basolis, Jr. and his spouse as custodians for their children.

(12) Includes 26,908 shares held as custodian for his children, 16,400 shares held in the name of Bellarmino-Giampetro Profit Sharing Fund, 24,190 shares held in the name of Bellarmino-Giampetro Pension Voluntary Contribution Plan and 11,540 shares held in the name of Bellarmino-Giampetro-Scheuerman profit sharing plan.

(13) Includes 179,168 shares held by Mr. Hofing's spouse and 12,278 shares held in the Hofing Family Limited Partnership.

(14) Includes 3,062 shares held jointly with Mr. Lugossy's wife.

(15) Includes 6,199 shares held in the Matlack Family Trust under which Mr. Matlack is a co-trustee.

(16) Includes 2,000 shares held by the Tuchman Foundation, 15,300 shares in a retirement account in the name of Mr. Tuchman's spouse and 50,000 shares issuable upon exercise of stock warrants held by Mr. Tuchman. Mr. Tuchman's address is 211 College Road East, Princeton, New Jersey 08540.

(17) Includes 22,605 shares held jointly with Mr. Tylus' spouse, 93,284 shares owned by Mr. Tylus' spouse as to which Mr. Tylus disclaims beneficial ownership, 6,660 shares held by Mr. Tylus as custodian for his children, and 37,634 held by the estates of Mrs. Tylus' parents of which Mrs. Tylus is the executrix.

(18) Includes 25 shares held jointly with Mr. Vernon's spouse and 3,000 shares issuable upon exercise of stock warrants held by Mr. Vernon.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth compensation paid or allocated with respect to the fiscal years ended December 31, 2002, 2001, and 2000 for services rendered in all capacities to the Company and the Bank by the President and Chief Executive Officer of the Company, and the Company's four most highly compensated executive officers for 2002 other than the Chief Executive Officer, (collectively, the "Named Executive Officers").

                                                                                           Long Term
                                                                                          Compensation
                                                                                             Awards
                                                                                             ------
                                                       Annual Compensation
                                                       -------------------                 Securities         All Other
                                                                                           Underlying        Compensation
Name and Principal Position                  Year          Salary ($)      Bonus ($)      Options/SARs #        ($)(1)
---------------------------                  ----          ----------      ---------      --------------        ------
Patrick M. Ryan                              2002            340,000        280,095              ---            27,559
President and Chief Executive                2001            325,000        153,954              ---            20,935
Officer of the Company and the Bank          2000            225,000        206,820          100,000            22,301

Jay G. Destribats                            2002            270,000        140,048              ---            20,940
Chairman of the Company and the              2001            260,000         76,977              ---            15,824
Bank                                         2000            180,000         50,000           50,000            17,328

Stephen F. Carman                            2002            156,000         30,000              ---            17,403
Vice President and Treasurer                 2001            150,000         18,000              ---            13,358
of the Company, Executive Vice               2000            125,000         24,000           20,000            13,654
President and Chief Financial
Officer of the Bank

Timothy J. Losch                             2002            156,000         20,000              ---            17,278
Executive Vice President and                 2001            150,000         18,000              ---            13,074
Chief Operating Officer of the Bank          2000            125,000         24,000           20,000            13,891

Howard N. Hall                               2002            119,600         15,000              ---            13,830
Assistant Treasurer of the Company           2001            115,000          8,625              ---             8,953
and First Senior Vice President              2000             87,000         11,500           10,000             9,345
and Capital Markets Officer of the
Bank

-------------
(1) Includes, for the fiscal year ended December 31, 2002, the Company's contributions under the 401(k) Plan for: Mr. Ryan - $5,500, Mr. Destribats - $4,154, Mr. Carman - $3,972, Mr. Losch - $2,270, and Mr. Hall - $3,655; the
estimated cost to maintain executive group term replacement life insurance policies for: Mr. Ryan - $4,235, Mr. Destribats - $ 5,500, Mr. Carman - $1,620, Mr. Losch - $3,197, and Mr. Hall - $1,124; the cost related to shares granted to each executive under the ESOP (which represents the allocation for 2002 based on a preliminary analysis) for: Mr. Ryan - $11,286, Mr. Destribats - $11,286, Mr. Carman - $8,811, Mr. Losch - $8,811, and Mr. Hall - $6,751; and the costs associated with the payment for up to one week of unused vacation per year for:
Mr. Ryan - $6,538, Mr. Carman - $3,000, Mr. Losch - $3,000, and Mr. Hall -
$2,300.

Options Granted in Last Fiscal Year

         There were no stock options granted to the Named Executive Officers for the fiscal year ended December 31, 2002.

Option Exercises in Last Fiscal Year and Year-End Option Values

         The following table sets forth certain information concerning the exercise of stock options by the Named Executive Officers for the fiscal year ended December 31, 2002 and the year-end amounts and value of shares of Common Stock underlying outstanding options for the Named Executive Officers.

                                                                         Number of Securities
                                                                             Underlying             Value of Unexercised
                                                                             Unexercised                In-the-Money
                                                                          Options/SARs at             Options/SARs at
                                                                              FY-End (#)                  FY-End
                                                                              ----------                  ------

                            Shares Acquired          Value                   Exercisable/               Exercisable/
          Name              on Exercise (#)         Realized                Unexercisable              Unexercisable
          ----              ---------------         --------                -------------              -------------
Patrick M. Ryan                 25,000              $170,025                80,600/76,400             $31,250/$93,750
Jay G. Destribats                  ---                   ---                52,800/38,200             $31,250/$46,875
Stephen F. Carman               19,270              $289,196                35,470/18,560             $23,075/$18,750
Timothy J. Losch                   ---                   ---                44,490/18,560             $25,625/$18,750
Howard N. Hall                     ---                   ---                 10,560/7,640               $6,250/$9,375

Employment Agreements

         The Company employs Patrick M. Ryan as President and Chief Executive Officer of the Bank and President and Chief Executive Officer of the Company under an employment contract that became effective January 31, 2003. Mr. Ryan is employed for a period of 24 months commencing January 31, 2003, and the contract automatically renews for successive 12-month periods thereafter unless either of the parties gives notice to the contrary. The employment contract provides for an annual base salary of at least $414,000 in the first year. In addition, Mr. Ryan will receive an annual cash performance bonus equal to a percentage of the profits of the Company, after taxes and before dividend payments. For the first fiscal year during the contract period, the cash performance bonus will equal 1.25% of such profits, if such profits are less than $15,000,000, or 1.4% of such profits, if such profits are $15,000,000 or more. For the second fiscal year during the contract period, Mr. Ryan's cash performance bonus, as well as any increase in his annual salary, will be subject to the recommendation and approval of the Compensation Committee. Mr. Ryan is also entitled to participate in any employee benefit plan or perquisite arrangement established by the Company or the Bank and available to senior executives and key management employees of the Company or the Bank, and the Bank provides him with an automobile for his personal use. The employment contract may be terminated with or without cause (as defined in the employment contract).

         In the event the employment contract is terminated by the Company, other than for death, disability or cause, within three years after a Change in Control (as defined below), or by Mr. Ryan, other than for death or disability, within six months after a Change in Control, Mr. Ryan will be entitled to receive a lump sum payment within 30 days after the occurrence of such termination (a "Change in Control Termination") in an amount equal to three times his annual salary at the time of such termination and, in the event of termination by the Company, an amount equal to the cash bonus paid to Mr. Ryan for the most recent fiscal year prior to such termination. In addition, if Mr. Ryan would be liable for an excise tax as a result of such payment, he will be entitled to receive an amount equal to the amount of such excise tax, plus an additional amount sufficient to compensate him for federal and state taxes on such excise tax reimbursement. If the Company terminates the employment contract other than for disability, death or cause, and in the absence of a Change in Control, Mr. Ryan will be entitled to receive a lump-sum payment upon termination equal to the amount that would have been payable to him at his then current annual salary for the remainder of the contract term or 12 months, whichever is greater. For purposes of Mr. Ryan's employment contract, the term "Change in Control" means:

       (i) the acquisition by any person or group acting in concert of the beneficial ownership of 40% or more of any class of equity security of the Company, or

       (ii) the approval by the Board of the Company of the sale of all or substantially all of the assets of the Bank or the Company, or

       (iii) the approval by the Board of the Company of any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (i) or
       (ii) above.

         Effective January 1, 2001, the Bank adopted a new Supplemental Executive Retirement Plan (the "SERP") for the benefit of Mr. Ryan, Mr. Destribats, Mr. Carman and Mr. Losch. The SERP replaced certain other deferred compensation plans in which such officers previously participated. The Company is currently reviewing the SERP arrangements of its executive officers and considering potential modifications to such arrangements.

         Under the SERP, the Bank has agreed to make monthly payments to Mr. Ryan or his designated beneficiary upon the termination of his employment in certain circumstances and subject to certain conditions, as described below, based upon the average of the highest three years' annual compensation out of the last five years of employment (the "Final Average Earnings"). Compensation taken into account includes salary, bonus and pre-tax deferrals under other benefit arrangements, but excludes payments received under equity compensation arrangements, and cost of living differential and automobile allowances.

         If Mr. Ryan continues to be an employee of the Bank until his normal retirement date of July 1, 2009, at age 65, Mr. Ryan may thereafter retire and he will be entitled to receive a monthly payment equal to one-twelfth of his target benefit, equal to 60% of Final Average Earnings, payable for a period of 180 months or for his life, if longer. Under the SERP, in general, the vested amount of the accrued benefit is determined by using a vesting percentage determined by a fraction equal to the full number of years of participation in the SERP over the full number of years from the participant's eligibility date to his normal retirement date. Based on assumptions used in connection with the adoption of the SERP, the estimated annual benefits payable upon retirement at normal retirement age for Mr. Ryan is approximately $570,000.

         If prior to retirement Mr. Ryan suffers a disability for which he received disability income payments under the Bank's long-term disability plan, then he will be entitled to receive an annual disability benefit under the SERP equal to 100% of his Final Average Earnings, as of the first day of the seventh month following the onset of such disability, reduced by the sum of (i) the annual amount of disability income payments received by Mr. Ryan or his family members under the Social Security Act, and (ii) the annual amount of disability payments received by Mr. Ryan under the Bank's long-term disability plan. The disability benefit under the SERP is payable in equal monthly installments from the first day of the seventh month following the onset of the disability and continuing until Mr. Ryan returns to active employment with the Bank or another employer, disability payments cease under the Bank's long- term disability plan, or Mr. Ryan's normal retirement date or death, whichever occurs first. After the disability benefits under the SERP cease, Mr. Ryan is entitled to the other benefits under the SERP, subject to certain adjustments depending on the conditions under which such disability benefits cease.

         If Mr. Ryan terminates his employment with the Bank, or if the Bank terminates Mr. Ryan's employment for any reason other than death or disability prior to his normal retirement date of July 1, 2009, the Bank will make 180 monthly payments to Mr. Ryan commencing July 1, 2009, in an amount equal to one-twelfth of the product obtained by multiplying (a) Mr. Ryan's target benefit as described above (60% of Final Average Earnings) by (b) a fraction, the numerator of which is the number of full years between Mr. Ryan's eligibility date of October 28, 1994 and the date of termination of Mr. Ryan's employment and the denominator of which is the number of full years between such eligibility date and Mr. Ryan's normal retirement date of July 1, 2009. The foregoing will not apply, however, if Mr. Ryan's employment is terminated for cause, including willful misconduct (meaning any act or failure to act done in bad faith with the intent to injure the Bank's business or reputation), fraud, violation of any federal or state law involving the commission of a crime against the Bank, commission of a felony, or commission of a gross misdemeanor. In the event of a change of control of the Bank, if Mr. Ryan's employment is terminated for any reason other than cause, including a constructive termination pursuant to a required relocation or a substantial reduction in responsibilities or salary, Mr. Ryan will be entitled to receive the monthly retirement payment as described above without reduction on account of termination prior to his normal retirement date of July 1, 2009.

         A "change in control" is defined as the acquisition by any person or entity of the power, directly or indirectly, to exercise a controlling influence over the management or policies of the Company, or the acquisition directly or indirectly by any person or entity of the ownership of or power to vote 40% or more of the outstanding voting securities of the Company.

         If Mr. Ryan dies before July 1, 2009, or during a 180 month payout period as described above, the Bank will pay the monthly retirement benefits described above to Mr. Ryan's designated beneficiary.

         With approval of the Board, Mr. Ryan may elect, prior to his termination of employment, to receive a single lump sum payment that is the actuarial equivalent (as determined in accordance with the SERP) of the monthly payments otherwise provided.

         The Company employs Jay G. Destribats as Chairman of the Board of the Company and as Chairman of the Board of the Bank under an employment contract that became effective as of January 31, 2003. The terms of Mr. Destribats' employment contract are comparable to the terms of Mr. Ryan's employment contract, but Mr. Destribats' employment contract provides for (i) an annual salary of at least $270,000 in the first year of the contract period and (ii) a cash performance bonus equal to 0.84% of profits, if profits are less than $15,000,000, or 0.93% of such profits, if such profits are $15,000,000 or more for the first fiscal year during the contract period. Pursuant to the SERP, Mr. Destribats is entitled to benefits comparable to those provided Mr. Ryan, as described above, except that his eligibility date is December 31, 1994, and his normal retirement date is April 1, 2005, at age 70. Based on assumptions used in connection with the adoption of the SERP, the estimated annual benefits payable upon retirement at normal retirement age for Mr. Destribats is approximately $280,000.

         The Company employs Stephen F. Carman as Executive Vice President and Chief Financial Officer of the Bank under an employment contract that became effective as of January 31, 2003. The employment contract provides that Mr. Carman will receive an annual salary of not less than $175,000 in the first year of the contract, and will receive, if performance levels are met, an increase in such first year salary equal to not less than 2.5% in the second year of the contract. The terms of Mr. Carman's employment contract are otherwise comparable to the terms of Mr. Ryan's contract, except that Mr. Carman's contract does not provide for an annual bonus and provides for a lump-sum payment equal to three times Mr. Carman's annual salary in the event of a Change in Control Termination by the Company and two times Mr. Carman's salary in the event of Change in Control Termination by Mr. Carman. Pursuant to the SERP, Mr. Carman is entitled to benefits comparable to those provided Mr. Ryan, as described above, except that his eligibility date is January 22, 1996, his normal retirement date is November 1, 2016, at age 60, and his target benefit is 40% of Final Average Earnings. Based on assumptions used in connection with the adoption of the SERP, the estimated annual benefits payable upon retirement at normal retirement age for Mr. Carman is approximately $170,000.

         The Company employs Timothy J. Losch as Executive Vice President and Chief Operating Officer of the Bank under an employment contract that became effective as of January 31, 2003. The employment contract provides that Mr. Losch will receive an annual salary of not less than $170,000 in the first year of the contract, and will receive, if performance levels are met, an increase in such first year salary equal to not less than 2.5% in the second year of the contract. The terms of Mr. Losch's employment contract are otherwise comparable to the terms of Mr. Ryan's contract, except that Mr. Losch's contract does not provide for an annual bonus and provides for a lump-sum payment equal to three times Mr. Losch's annual salary in the event of a Change in Control Termination by the Company and two times Mr. Losch's salary in the event of Change in Control Termination by Mr. Losch. Pursuant to the SERP, Mr. Losch is entitled to benefits comparable to those provided Mr. Ryan, as described above, except that his eligibility date is January 1, 1998, his normal retirement date is June 1, 2015, at age 65, and his target benefit is 40% of Final Average Earnings. Based on assumptions used in connection with the adoption of the SERP, the estimated annual benefits payable upon retirement at normal retirement age for Mr. Losch is approximately $140,000.

         The Company employs Howard N. Hall as First Senior Vice President and Capital Markets Officer of the Bank under an employment contract that became effective as of January 31, 2003. The employment contract provides that Mr. Hall will receive an annual salary of not less than $125,000 in the first year of the contract, and will receive, if performance levels are met, an increase in such first year salary equal to not less than 2.5% in the second year of the contract. The terms of Mr. Hall's employment contract are otherwise comparable to the terms of Mr. Ryan's contract, except that Mr. Hall's contract does not provide for an annual bonus or SERP, and provides for a lump-sum payment equal to two times Mr. Hall's annual salary in the event of a Change in Control Termination by the Company or by Mr. Hall.

                       DIRECTOR COMPENSATION ARRANGEMENTS

         For 2002, non-employee directors of the Company (which includes all directors other than Mr. Destribats and Mr. Ryan) were paid $100 for each Company Board of Directors meeting attended which was not held on the same day as a Bank Board of Directors meeting was held. Non-employee directors were paid a fee of $750 per Bank Board of Directors meeting. Non-employee directors were also paid $300 for attending each committee meeting of the Board of the Company or the Bank, with the exception of the Audit Committee where the fee was $350 ($350 in the case of the chairman of such meeting, $500 in the case of the chairman of the Audit Committee). When committee meetings are held on the same day, only one fee is paid to each such director who attends such meetings. In addition, the Company in 2002 paid premiums in the amount of $1,777 for health insurance for Ms. Buklad. In 2002, non-employee directors were paid an annual retainer fee of $8,000 in addition to normal Board of Directors and committee fees. Directors' fees and retainers for the Company and the Bank are not paid to directors who are also full time officers of the Bank or the Company.

         For 2003, non-employee directors of the Company will be paid $1,000 per Bank Board of Directors meeting. Non-employee directors will also be paid $400 for attending each committee meeting of the Board of Directors of the Company or the Bank, and the chairman of each such committee will be paid $500, except for the Audit Committee. Members of the Audit Committee will be paid $500 for attending each Audit Committee meeting, and the Audit Committee Chairman will receive $750 for each meeting. During 2003, all non-employee directors will be paid an annual retainer of $20,000, to be paid in quarterly increments at the end of each calendar quarter.

         Pursuant to a Deferred Compensation Plan that became effective on January 1, 1995, non-employee directors are allowed to defer all or a portion of their annual fees and retainers. During 2002, the Company matched each director's deferral at a rate of $.50 per dollar deferred. The annual cost to the Company for 2002 was $119,260. If a participant ceases to be a director for any reason, such participant will at that time be entitled to receive from the Company the aggregate amount of his or her deferred fees and retainers and the Company's matching contributions, plus earnings on such amount at an annual rate which may vary from year to year. The rate is based upon the prime rate and is adjusted annually. The total amount to which any participating director will be entitled will depend upon several factors, including the number of years of participation and the amount of fees and retainers earned and deferred. The Company is currently reviewing the Deferred Compensation Plan and considering modifications thereto.

         In April 1994, the Board approved a non-qualified stock option plan for non-employee directors (the "Director Plan"). The Director Plan allowed for the granting of 228,820 shares of Common Stock at an option price to be no less than the market value of the stock on the date such options are granted. As of November 1, 2002, options to purchase an aggregate of 125,980 shares of Common Stock were outstanding under the plan (at exercise prices ranging from $10.94 to $17.20 per share, with vesting over a period of four years and terms of ten years). In addition, an aggregate of 8,248 shares had been acquired upon exercise of vested options by two directors. On three occasions (once in 1998, once in 2000 and once in 2002), the number of shares available for the grant of options under this plan was increased by the Board. Each of these increases was inadvertently implemented without obtaining shareholder approval required under applicable rules of the Nasdaq Stock Market. Upon being advised of this shareholder approval requirement, the Company canceled the increases in the number of shares available under the plan. Additionally, the non-employee directors holding options granted without shareholder approval terminated such options. Further, the Company and the two directors who had exercised vested options agreed to rescind the exercise by the Company's taking back shares that had been acquired upon exercise of such options in exchange for a return of the exercise price (aggregating approximately $124,000) to the applicable holder. These terminations and rescissions were completed in November 2002. At December 31, 2002, there were no shares available for grant and no options outstanding under the Director Plan.

                                PERFORMANCE GRAPH

         The following graph shows the percentage change in the cumulative total return performance (assuming reinvestment of dividends) to holders of Common Stock with that of the Total Return Index for the NASDAQ Stock Market (U.S. Companies) and the peer group index of NASDAQ Bank Stocks, both of which are published indexes. This comparison includes the period beginning December 31, 1997 through December 31, 2002. Shares of Common Stock are traded on the Nasdaq National Market System under the symbol "YANB". The comparison of the cumulative return for each investment assumes that $100 was invested in Common Stock and in each index on December 31, 1997.


                                [GRAPHIC OMITTED]

                                                         Period Ending
Index                           12/31/97    12/31/98   12/31/99    12/31/00    12/31/01    12/31/02
----------------------------------------------------------------------------------------------------
Yardville National Bancorp        100.00       83.27      70.72       76.07       81.53      115.52
Nasdaq - Total US                 100.00      140.99     261.48      157.42      124.89       86.33
Nasdaq Bank Index                 100.00       99.36      95.51      108.95      117.97      120.61

                          COMPENSATION COMMITTEE REPORT

         The following report was prepared by the Compensation Committee, which was comprised during 2002 of Mr. Tylus (Chairman), Dr. Giampetro and Messrs. Basolis, Jr., Destribats and Ryan. Messrs. Destribats and Ryan did not participate in voting on matters relating to their own compensation. The Compensation Committee is responsible for establishing and overseeing policies governing compensation programs for executive-level officers of the Company and the Bank in order to attract, motivate and retain key executives responsible for the operations of the Company and the Bank.

Compensation Policies

         The Company's executive compensation policies and specific compensation programs are intended to further the principal objective of maximizing long-term shareholder value. The Compensation Committee believes that this objective, and the long-term interests of shareholders, are best achieved by attracting and retaining high-quality management, and that executive compensation shall be determined according to a competitive framework and based on overall financial results, individual contributions and teamwork. The ultimate purpose of executive compensation policies and programs is to retain the productive management team that is in place, to attract additional high-quality executives and to motivate the entire management team to put forth maximum efforts toward achieving the Company's financial and business objectives. The Compensation Committee believes the executive compensation policies and programs are consistent with this policy.

         Within the overall philosophy, the Compensation Committee has established specific objectives to:

         o offer a total compensation program that is competitive and consistent with compensation levels for executive officers holding positions of comparable responsibility in the banking industry;
         o promote achievement of annual financial and business objectives of the Company and the Bank;
         o motivate key executives to fulfill their responsibilities in meeting the business objectives of the Company and the Bank; and
         o reward executives for long-term strategic management and the enhancement of shareholder value.

Compensation Programs

         There are four major components of the Company's executive compensation programs:

         o   base annual salary;
         o   annual cash incentives;
         o   long-term incentives; and
         o   retirement and other benefits.

         In setting annual base salary levels and annual incentives for executive officers, the Compensation Committee evaluates the responsibilities of the position held and the experience of the individual, as well as consideration of compensation practices and financial performance for comparable positions within the banking industry. In addition, the performance of each individual executive officer is considered, as well as the Company's overall financial performance for the previous fiscal year and the contributions to such performance made by the executive officer and his or her department. However, the Compensation Committee does not apply any specific formula or assign any specific weights to these factors in making compensation decisions.

         Long-term incentive awards consist of options to acquire shares of Common Stock under the Company's stock option plans. No options were granted to Mr. Ryan or the other executive officers (other than in connection with commencement of employment with the Company or the Bank). Based on the Company's performance in 2001, the Compensation Committee believed that the level of equity incentives for Mr. Ryan was appropriate to align the interests of Mr. Ryan with the long-term interests of shareholders.

         In addition, as part of the total compensation provided for Mr. Ryan and the other executive officers, the Company and the Bank maintain various retirement and other benefit plans (including a Supplemental Executive Retirement Plan), which include the 401(k) Plan, the ESOP and salary continuation plans.

         The Compensation Committee believes making these various long-term compensation programs available to executive officers, coupled with annual base salaries and annual cash incentives, further the objectives of the Compensation Committee of aligning the interests of executive officers with the interests of long-term shareholders.

         During 2002, Mr. Ryan, the Chief Executive Officer of the Company and the Bank, and the other executive officers were serving pursuant to employment agreements which commenced in 2001 (the "2001 Employment Agreements") with the approval of the Compensation Committee, for a two-year term, each of which provided for an initial base annual salary with increases and annual cash bonuses in the discretion of the Compensation Committee, subject to certain specified minimum annual increases in base salaries and annual cash incentives.

         The Compensation Committee considered the factors described above and noted in particular the financial performance of the Company in 2001. Based upon its evaluation, the Compensation Committee did not increase the base annual salary for 2002 for Mr. Ryan above the minimum annual increase specified in his 2001 Employment Agreement. As a result, Mr. Ryan's annual base salary for 2002 was set at $340,000, a 4.6% increase over 2001.

         In addition, the Compensation Committee reviewed the Company's financial performance during 2002, noting in particular the growth in net income from $8.6 million for 2001 to $14.0 million for 2002 and improvement in the return on stockholders' equity from 9.86% for 2001 to 13.45% for 2002. During 2002, under the leadership of Mr. Ryan, the Company successfully completed a public common stock offering which expanded the capital base of the Company to support continued growth. The Compensation Committee also specifically noted Mr. Ryan's contributions to the business of the Company and the Bank as reflected by the continued expansion of the Bank's geographic presence and market reach and the development and implementation of the Bank's retail strategy, and recognized that the Bank's growth has been the result of a sustained multi-year strategic plan enhanced by the continuity of management. In addition, the Compensation Committee noted the Bank's success in maintaining the quality of its loan portfolio during this period of growth. The Compensation Committee also considered Mr. Ryan's significant contributions to the business development efforts of the Bank and his extensive community involvement. Based on its analysis of the foregoing factors and the other considerations described above, the Compensation Committee approved the minimum annual cash incentive for 2002 specified in his 2001 Employment Agreement. As a result, Mr. Ryan received an annual cash incentive for 2002 of $280,095 (which is based on a percentage of the Company's profits).

         In addition, in 2003, the Compensation Committee, based upon the analysis and considerations described above, approved new employment agreements for Mr. Ryan and the other executive officers, which (with respect to the Named Executive Officers listed in the Summary Compensation Table included in this Proxy Statement) are described in this Proxy Statement under the heading "Employment Agreements." In determining the base annual salary and annual cash incentives included in Mr. Ryan's new employment agreement, the Compensation Committee's goal was to provide total annual compensation intended to compensate Mr. Ryan at approximately the mid-point or higher of comparable positions within the banking industry, as well as to retain the services of Mr. Ryan for the Company and the Bank and continue to motivate him to use his maximum efforts to further the business objectives of the Company and the Bank. Mr. Ryan was not present for the deliberations or voting of the Compensation Committee concerning his new employment agreement.

SUBMITTED BY THE ORGANIZATION AND
COMPENSATION/STOCK OPTION COMMITTEE

F. Kevin Tylus, Chairman
Elbert G. Basolis, Jr.
Anthony M. Giampetro, M.D.
Jay G. Destribats
Patrick M. Ryan

April 16, 2003

The foregoing Compensation Committee Report and performance graph shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such report by specific reference.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         F. Kevin Tylus, Elbert G. Basolis, Jr., Jay G. Destribats, Anthony M. Giampetro, M.D. and Patrick M. Ryan served as members of the Compensation Committee during 2002. Dr. Giampetro and Messrs. Tylus and Basolis, Jr. have never served as executives of the Company. Mr. Ryan currently serves as the Company's President and Chief Executive Officer. Mr. Destribats currently serves as the Chairman of the Company. There are no compensation committee interlocks between the Company and any other entity involving the Company's or such entity's executive officers or board members. Messrs. Destribats and Ryan did not participate in any matters before the Compensation Committee relating to their individual compensation. All actions taken by the Compensation Committee relating to 2002 compensation were ratified and approved by the entire Board (with interested members abstaining).

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities ("ten-percent holders") to file reports of ownership and changes in ownership with the SEC. Officers, directors and ten-percent holders are required by regulation to furnish the Company with copies of all
Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2002 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent holders were complied with, except that a report on Form 5 for the fiscal year ended December 31, 2000 was untimely filed in 2002 by
F. Kevin Tylus and a report on Form 5 for the fiscal year ended December 31, 2001 was untimely filed in 2002 by Martin Tuchman.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Certain directors and officers of the Company and the Bank and their associates are, or have been in the past, customers of and have had transactions with the Bank, and it is expected that such persons will continue to have such transactions in the future. During 2002, several of the directors and officers of the Company and the Bank and their associates had outstanding loans from the Bank. None of these loans were past due or on non-accrual status as of December 31, 2002. All deposit accounts, loans, and commitments comprising such transactions were made in the ordinary course of business of the Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management of the Company and the Bank, did not involve more than normal risks of collectibility or present other unfavorable features.

         Listed below is a summary of additional material relationships or transactions with the Company's directors, nominees for director, executive officers and their affiliates.

         In October 1999, upon expiration of the initial five-year term, the Bank renewed its lease for a five-year period for its Trenton, New Jersey branch office, which is owned by The Lalor Urban Renewal Limited Partnership. The Lalor Corporation, which is the general partner of the limited partnership is owned by Sidney L. Hofing, a director of the Company and the Bank. Under the lease, the Bank is obligated to pay approximately $2,600 per month, excluding utilities and maintenance expenses.

         In July 2000, the Bank signed a ten-year lease with four five-year renewal options for its Lawrence, New Jersey branch office. The property is owned by Union Properties LLC. Sidney L. Hofing, a director of the Company and the Bank, has an ownership interest in Union Properties LLC. Under the terms of the lease, the Bank is obligated to pay approximately $7,300 per month, excluding utilities and maintenance expenses.

         In May 2001, the Bank signed a ten-year lease with three five-year renewal options for its Bordentown, New Jersey branch office. The Bank acquired the property from the bankruptcy estate of a borrower and sold the property to BYN LLC, a limited liability company of which Sidney L. Hofing, a director of the Company and the Bank, is a member. The purchase price was $529,237. Under the terms of the lease, the Bank is obligated to pay approximately $7,000 per month, excluding utilities and maintenance expenses.

         In October 2001, the Bank signed a fifteen-year lease with three five-year renewal terms for its Hunterdon County Regional Headquarters. The property is owned by FYNB, LLC. Sidney L. Hofing, a director of the Company and the Bank had an ownership interest in FYNB, LLC, but several members of Mr. Hofing's family including his spouse continue to have an ownership interest. Under the terms of the lease, the Bank is obligated to pay approximately $17,500 per month, excluding utilities and maintenance expenses.

         Except for certain extensions of credit, there were no new material relationships or transactions with Directors, senior officers or their affiliates established in 2002. Subsequent to year-end 2002, on February 24, 2003, the Bank entered into a contract of sale on its former operations center to Christopher S. Vernon, a director of the Company and the Bank. The purchase price is $650,000 and the Bank will record a gain on the sale of the property at closing. The transaction should close in the second quarter of 2003. The sale is contingent on Mr. Vernon and the Bank finalizing a lease on basement space in that building for a term of less than one year.

 PROPOSAL 2 - ADOPTION OF THE YARDVILLE NATIONAL BANCORP 2003 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

General

         In April 2003, the Board adopted the 2003 Stock Option Plan for Non-employee Directors (the "2003 Stock Option Plan"), subject to shareholder approval. The 2003 Stock Option Plan authorizes the issuance of up to 250,000 shares of Common Stock. The 2003 Stock Option Plan is designed to advance the interests of the Company and increase shareholder value by attracting and retaining qualified individuals who can make significant contributions to the performance of the Company and the Bank as non-employee directors and to provide such non-employee directors with incentives to contribute to the growth and development of the business of the Company and the Bank.

         A summary description of certain terms and provisions of the 2003 Stock Option Plan follows. This summary is subject to the terms and provisions of the 2003 Stock Option Plan, a copy of which is included as Appendix B to this Proxy Statement.

Description of the 2003 Stock Option Plan

         Administration. The 2003 Stock Option Plan will be administered by a committee of not fewer than two directors who are not eligible to receive options under the 2003 Stock Option Plan (the "2003 Plan Committee"). The Committee will be appointed by the Board. The 2003 Plan Committee has the authority to determine the terms of awards under the 2003 Stock Option Plan, including the period for which an award is exercisable, and may establish rules for the administration of the 2003 Stock Option Plan, subject to the terms of the 2003 Stock Option Plan.

         Eligibility. Only directors of the Company or the Bank who are not employees of the Company or the Bank are eligible to receive stock options under the 2003 Stock Option Plan. There are currently nine non-employee directors serving on the Board. No awards have been or will be granted under the 2003 Stock Option Plan prior to the date of the Annual Meeting.

         Stock Option Grants. The 2003 Stock Option Plan provides for stock option grants to non-employee directors of the Company and the Bank. Options granted under the 2003 Stock Option Plan will be nonqualified options, which are not entitled to special tax treatment. The 2003 Stock Option Plan provides that each individual who is a non-employee director of the Company or the Bank on the day following each annual meeting of shareholders of the Company will automatically receive an option to purchase 3,000 shares of Common Stock. All options granted under the 2003 Stock Option Plan will be evidenced by a written stock agreement. The 2003 Plan Committee may make awards to new directors and other appropriate awards upon the approval of the Board.

         Options granted under the 2003 Stock Option Plan are immediately exercisable. The expiration date of each option will be determined by the 2003 Plan Committee, subject to approval of the Board. The 2003 Stock Option Plan limits the maximum term of an option to ten years. The exercise price of an option will be equal to the fair market value of the Common Stock on the date the option is granted, as determined by the 2003 Plan Committee.

         A non-employee director generally may not transfer options granted to him or her under the 2003 Stock Option Plan other than by will or the laws of descent and distribution. Only an optionee may exercise his or her options during his or her lifetime. If a non-employee director terminates his or her service on the Board and does not become an employee of the Company or the Bank, his or her options will continue to be exercisable until the earlier of their original expiration date or one year following the date of termination. If a non-employee director is removed from the Board for cause, all of his or her options will be canceled. If a non-employee director's service on the Board terminates due to death or disability, his or her options may be exercised until the earlier of their original expiration date or one year following the date of termination.

         If approved by the shareholders at the Annual Meeting, the 2003 Stock Option Plan will become effective on June 5, 2003 and will continue in effect until ten years from the date shareholder approval is obtained, unless terminated sooner by the Board.

         Adjustments. Upon the occurrence of certain events, such as a stock dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, the Company will appropriately adjust the number and kind of shares available under the 2003 Stock Option Plan and the kind and aggregate number of shares subject to each outstanding option.

         In the event of a change in control of the Company, the Company may notify each non-employee director who has received options under the 2003 Stock Option Plan that all outstanding options may be exercisable only for a period of thirty days after such notice is delivered. If the change in control is not consummated within six months of the date of such notice, any unexercised options will again become exercisable according to their terms.

         Amendment and Termination of the 2003 Stock Option Plan. Subject to any shareholder approval requirements of applicable law and the rules of The Nasdaq Stock Market, the Board has the authority to amend or terminate the 2003 Stock Option Plan at any time, provided it does not adversely affect any award previously granted under the 2003 Stock Option Plan without the affected non-employee director's written consent. The Board may not, however, amend the 2003 Stock Option Plan to increase the shares of Common Stock issuable under the plan without obtaining shareholder approval.

Federal Income Tax Consequences

         The following discussion summarizes the U.S. federal income tax treatment of options granted under the 2003 Stock Option Plan under federal tax laws currently in effect. The rules governing the tax treatment of options are technical, and the following discussion is general in nature and does not purport to be complete. The statutory provisions and interpretations described below are subject to change and their application may vary in individual circumstances. Participants are encouraged to seek professional tax advice in connection with any option received under the 2003 Stock Option Plan.

         Options granted under the 2003 Stock Option Plan are nonqualified options. Accordingly, if a non-employee director is granted an option under the 2003 Stock Option Plan, he or she will not recognize taxable income in connection with the grant of the option, nor will the Company be entitled to any tax deduction on account of the grant. Upon exercise of the option, the optionee generally will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. The optionee's basis for the shares for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the Common Stock on the date the optionee exercises the option. Any subsequent gain or loss generally will be taxable as long-term or short-term capital gain or loss, as applicable.

         Under the 2003 Stock Option Plan, the 2003 Plan Committee may permit optionees to pay all or a portion of the exercise price for an option using previously-acquired shares of Common Stock. If an option is exercised and payment is made using previously-held shares, there is no taxable gain or loss to the optionee other than any gain recognized as a result of exercise of the option, as discussed above.

New Plan Benefits

         No options have been granted under the 2003 Stock Option Plan. The table below sets forth the number of options which would have been awarded to the non-executive directors in 2002 if the 2003 Stock Option Plan had been in effect, based upon the award formula set forth in the 2003 Stock Option Plan.

                                                       Number of Shares
               Group                                  Underlying Options
               -----                                  ------------------
  Non-Executive Directors (9 persons)                       27,000

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF THE YARDVILLE NATIONAL BANCORP 2003 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

Equity Compensation Plan Information

         The following table sets forth information, as of the end of the fiscal year ended December 31, 2002, with respect to compensation plans under which the Company is authorized to issue shares of Common Stock.

                                       Number of Shares to be      Weighted-Average Exercise   Number of Shares Remaining Available
                                      Issued Upon Exercise of        Price of Outstanding        for Future Issuance under Equity
                                        Outstanding Options,           Options, Warrants          Compensation Plans (excluding
          Plan Category                 Warrants and Rights               and Rights            securities reflected in 1st column)
          -------------                 -------------------        -------------------------    -----------------------------------
Equity compensation plans
approved by security holders (1)              867,254                       $13.88                             208,688

Equity compensation plan(s) not
approved by security holders                      ---                          ---                                 ---

Total                                         867,254                       $13.88                             208,688

-------------------
(1) These plans consist of the Yardville National Bancorp 1988 Stock Option Plan and the Yardville National Bancorp 1997 Stock Option Plan.

       PROPOSAL 3 - AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION

         At the Annual Meeting, the shareholders will also be asked to approve the amendment of the Restated Certificate of Incorporation of the Company (the "Amendment"). At the meeting of the Board held on March 24, 2003, the Board adopted the Amendment, subject to shareholder approval as described herein. If approved, the Amendment will increase the number of authorized number of shares of Common Stock from 12,000,000 to 20,000,000.

         The Board believes that an increase in the authorized number of shares of Common Stock to 20,000,000 shares will provide the Company with greater flexibility to issue Common Stock in connection with stock splits, stock dividends, employee benefit plans and other proper corporate purposes by making additional shares available for issuance by the Company, at such time or times as the Board may approve, without the delay and expense associated with obtaining shareholder approval each time an opportunity requiring the issuance of shares of Common Stock may arise. Other proper corporate purposes may include public or private offerings, financings, acquisitions and recapitalization. The Company currently does not have definitive plans with respect to any of such transactions.

         The additional shares of Common Stock, when issued, would have the same rights and privileges as the shares of Common Stock now issued. There are no preemptive rights relating to the Common Stock. As such, any issuance of additional shares of Common Stock would increase the number of outstanding shares of Common Stock and (unless such issuance was pro-rata among existing shareholders) the percentage ownership of existing shareholders would be diluted accordingly. The dilutive effect of such an issuance could discourage a challenge for control or make it less likely that such a challenge, if attempted, would be successful. However, the Board is not recommending the Amendment in response to any specific effort of which it is aware to obtain control of the Company and the Board has no present intention to use the additional shares of Common Stock in order to impede a takeover attempt.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK FROM 12,000,000 TO 20,000,000.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

         The Audit Committee expects to retain KPMG LLP ("KPMG") as independent auditors for the Company for the fiscal year ending December 31, 2003. KPMG has advised the Company that one or more of its representatives will be present at the Annual Meeting to make a statement if they so desire and to respond to appropriate questions.

         Audit Fees. The aggregate fees billed for professional services rendered by KPMG for the audit of the Company's financial statements as of and for the fiscal year ended December 31, 2002 and the review of the Company's quarterly reports on Form 10-Q for the year were approximately $143,000.

         Financial Information Systems Design and Implementation Fees. The Company did not engage KPMG to provide systems design and implementation services (as defined in paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X under the Exchange Act) during the year ended December 31, 2002.

         All Other Fees. The aggregate fees billed by KPMG to the Company for other services rendered to the Company for the year ended December 31, 2002 totaled $176,200. These services consisted of the audit of the Company's employee benefit plans as of and for the fiscal year ended December 31, 2001, as well as providing consents, comfort letters and related assistance primarily in connection with the Company's 2002 capital stock offering and other SEC filings.

         All non-audit services were reviewed with the Audit Committee, which concluded that the provision of such services by KPMG were compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

                                  ANNUAL REPORT

         A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2002 accompanies this Proxy Statement. On written request, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the SEC (including a list briefly describing the exhibits thereto), to any record holder or beneficial owner of Common Stock on April 25, 2003, the record date for the Annual Meeting, or to any person who subsequently becomes such a record holder or beneficial owner. Requests should be directed to the attention of the Secretary of the Company at our address set forth in the Notice of Annual Meeting of Shareholders immediately preceding this Proxy Statement.

                              SHAREHOLDER PROPOSALS

         A shareholder who wishes to nominate any individual as a director or have the Shareholders take any action at the Annual Meeting of Shareholders in 2004 shall notify the Secretary of the Company at 2465 Kuser Road, Hamilton, New Jersey 08690 by registered mail, return receipt requested, by April 7, 2004. Any such notice by a shareholder shall specify (a) the name of the shareholder who will make the nomination or proposal or on whose behalf the proposal or nomination will be made, (b) the names of all other shareholders who are acting directly or indirectly with the proposing shareholder or have an understanding directly or indirectly with the proposing shareholder, (c) the number of shares which the shareholder reasonably anticipates may be voted in favor of the proposal, and (d) the name, address and business background of any nominee and/or the full text of any proposal. In order for a shareholder proposal to be included in the Company's Proxy Statement for the Annual Meeting of Shareholders in 2004, in addition to meeting all of the requirements set forth above, and all requirements of applicable securities laws, the Company must receive the proposal by January 2, 2004.

                                  OTHER MATTERS

         The Board is not aware of any other matters which may come before the Annual Meeting. However, in the event such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with their best judgment.

         Shareholders are urged to sign the enclosed proxy, which is solicited on behalf of the Board, and return it in the enclosed envelope.

                                       By Order of the Board of Directors


                                       /s/ Daniel J. O'Donnell
                                       -----------------------
                                       Daniel J. O'Donnell, Secretary

May 2, 2003
Hamilton, New Jersey

                                   APPENDIX A

                           YARDVILLE NATIONAL BANCORP
                             AUDIT COMMITTEE CHARTER
                            (Revised March 26, 2003)

Purpose

The Audit Committee is appointed by the Board to assist the Board in monitoring
(1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of The Nasdaq Stock Market, Inc., Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission. At least one member of the Audit Committee shall be a financial expert as defined by the Commission. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating Committee. Vacancies on the Audit Committee shall be filled by the Board, and Audit Committee members may be replaced by the Board. Unless a Chairman of the Audit Committee is elected by the full Board, the members of the Audit Committee may designate a Chairman of the Audit Committee by majority vote of the full Committee Membership.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. A majority of the members of the Audit Committee shall constitute a quorum for the transaction of business. Minutes of each meeting of the Audit Committee should be recorded. Approval by a majority of the members present at a meeting at which a quorum is present shall constitute approval by the Audit Committee. The Audit Committee may also act by unanimous written consent without a meeting. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. In addition, the Audit Committee (or at least its Chairman) should meet with the independent auditors and management quarterly to review the Company's financial statements and related materials consistent with the items under "Financial Statement and Disclosure Matters" below. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Chairman of the Audit Committee shall be authorized to execute any such engagement letter or agreement with the independent auditors for and on behalf of the Company.

The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate with the authority to grant pre-approvals of permitted non-audit services subject to the de minimus exceptions described in Section 10A(i)(1)(B) of the Exchange Act, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors retained by the Audit Committee. The independent auditors are ultimately accountable to, and the selection, evaluation and replacement of such auditors are the responsibility of, the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Board shall annually review the Audit Committee's performance.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in this Charter. However, in carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to assure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements.

Accordingly, the Audit Committee shall:

Financial Statement and Disclosure Matters

    1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

    2. Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's reviews of the quarterly financial statements.

    3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

    4.  Review and discuss quarterly reports from the independent auditors on:

        (a) All critical accounting policies and practices to be used.

        (b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

        (c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

    5. Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

    6. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

    7. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

    8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

    9. Review disclosures made to the Audit Committee by the Company's CEO and CFO, or the Company's Disclosure Committee or any member thereof, during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

Oversight of the Company's Relationship with the Independent Auditor

    10. Review and evaluate the lead partner of the independent auditor team.

    11. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and the internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

    12. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

    13. Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

    14. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company's Risk Management Department, including the Internal Audit Function

    15. Have the sole authority to appoint or replace the members of the Risk Management Department as well as review the appointment and replacement of the senior internal auditing executive. The Risk Management Department shall report directly to the Audit Committee.

    16. Review the significant reports to management prepared by the Risk Management Department and management's responses.

    17. Establish and review the Risk Management Department (including the internal audit function) responsibilities, budget and staffing and any recommended changes in the responsibilities, budget and staffing of the Risk Management Department (including the planned scope of the internal audit).

Financial Reporting Processes

    18. In consultation with the independent auditors, review the integrity of the Company's financial reporting processes, both the processes within the Company and those related to financial reporting provided by the Company to any governmental authorities and the public.

    19. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

    20. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors or management.

Compliance Oversight Responsibilities

    21. Obtain from the independent auditor assurance that it has not detected or otherwise become aware of information indicating that an illegal act has or may have occurred pursuant to Section 10A(b) of the Exchange Act.

    22. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Conduct. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

    23. Review and approve all related party transactions disclosable pursuant to Item 404(a) of Regulation S-K.

    24. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

    25. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements, accounting policies or internal controls.

    26. Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

Limitation of Audit Committee's Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

                                   APPENDIX B

                           YARDVILLE NATIONAL BANCORP
                2003 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

         The purpose of the Yardville National Bancorp 2003 Stock Option Plan for Non-Employee Directors (the "Plan") is to attract and retain highly qualified persons to serve as non-employee members of the Board of Directors of Yardville National Bancorp (the "Company") (the Board of Directors of the Company being referred to as the "Board" herein) and of the Board of Directors of its wholly-owned subsidiary, The Yardville National Bank (the "Bank"), and to provide such directors with incentives to contribute to the growth and development of the business of the Company.

         The Plan will be effected through the granting of stock options on the terms and conditions hereinafter provided, which options are not intended to qualify as "incentive stock options" within the meaning of section 422 of the Internal Revenue Code of 1986, as amended.

         1. Administration.

            (a) Committee. The Plan shall be administered and interpreted by a committee (the "Committee"), which shall consist of two or more persons appointed by the Board. Any power vested in the Committee by the Plan may also be exercised by the Board. The Board shall appoint members of the Committee at the annual organizing meeting of the Board.

         The Board shall fill all vacancies on the Committee and may remove any member of the Committee at any time with or without cause. The Committee shall select its own chairman and shall adopt, alter or repeal such rules and procedures as it may deem proper and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings. Action by a majority of the Committee members present at any meeting at which a quorum is present, or action approved in writing by all members of the Committee without a meeting, shall constitute the acts of the Committee.

            (b) Committee Determinations. Except as otherwise set forth herein or as determined by the Board, the Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

         2. Options. Awards under the Plan shall consist of grants of nonqualified stock options that are not intended to qualify as "incentive stock options" within the meaning of section 422 of the Code ("Options"), as described in Section 5. All Options shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the "Option Instrument") or an amendment to the Option Instrument. The Committee shall determine the form and provisions of each Option Instrument.

         3. Shares Subject to the Plan.

            (a) Shares Authorized. Subject to the adjustment specified below, the aggregate number of shares of common stock of the Company ("Company Stock") that may be issued or transferred under the Plan is 250,000 shares. The shares may be authorized but unissued shares of Company Stock or treasury shares of Company Stock, as determined by the Committee. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, the shares subject to such Options shall again be available for purposes of the Plan.

            (b) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Options, the number of shares covered by outstanding Options, the kind of shares issued under the Plan, and the price per share of Options may be appropriately adjusted by the Board to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Options; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Board shall be final, binding and conclusive.

         4. Eligibility for Participation. Each person who is a sitting member of the Board or the Board of Directors of the Bank and who is not an employee of the Company or the Bank ("Non-Employee Director") shall be eligible to participate in the Plan. A Non-Employee Director receiving an Option pursuant to the Plan may hereinafter be referred to as a "Grantee."

         5. Grant of Options.

            (a) Grants. Commencing with the 2003 annual meeting of the Company's shareholders, each person who is a Non-Employee Director on the day immediately after each annual meeting of shareholders of the Company shall receive a grant of an Option to purchase 3,000 shares of Company Stock. A person who is a member of the Board of Directors of both the Company and the Bank shall nevertheless receive a single grant of an Option to purchase 3,000 shares of Company Stock. The Committee may make additional grants and grants to new Non-Employee Directors which shall be subject to the approval of the Board.

            (b) Exercise Price. The purchase price per share of Company Stock subject to an Option (the "Exercise Price") shall be equal to the fair market value of a share of Company Stock on the date of grant as determined by the Committee.

            (c) Option Term. The term of each Option shall be determined by the Committee, which shall be subject to the approval of the Board, but shall be no longer than ten years.

            (d) Exercisability of Options. Options shall be fully exercisable as of the date of grant.

            (e) Termination of Board Membership.

                  (i) If the Grantee of any Option ceases to be a Non-Employee Director for any reason other than "cause" or by reason of becoming an employee of the Company or the Bank, any Option held by the Grantee shall remain exercisable until the earlier of the Option's expiration date or one year following the first date on which the Grantee ceased to be a Non-Employee Director.

                  (ii) If the Grantee ceases to be a member of the Board for "cause," any Option held by the Grantee shall terminate as of the date the Grantee ceases to be a member of the Board. In addition to the immediate termination of all Options, the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares. "Cause" shall mean a finding by the Committee that the Grantee has breached his or her obligations to the Company, or has engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information.

            (f) Exercise of Options. A Grantee may exercise an Option, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price made in any combination of the following: (i) by cash or personal, certified or official bank check payable to the Company and (ii) by delivery of previously acquired Company Stock owned by the Grantee for at least six months (or such longer or shorter period as the Committee may prescribe that will not result in variable accounting treatment) having a Fair Market Value equal to the portion of the option exercise price being paid thereby. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 6) at the time of exercise. Shares of Company Stock shall not be issued upon exercise of an Option until the Exercise Price is fully paid and any required tax withholding is made.

         6. Withholding of Taxes.

            (a) Required Withholding. All Options under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements, if any. The Company may require the Grantee or other person receiving such shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Options, or the Company may deduct from other compensation payable by the Company the amount of any withholding due with respect to such Options.

            (b) Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to an Option, if any, by having shares withheld up to an amount that does not exceed the Grantee's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

         7. Transferability of Options. Only the Grantee or his or her authorized representative may exercise rights under an Option. A Grantee may not transfer those rights except by will or by the laws of descent and distribution. If a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Option under the Grantee's will or under the applicable laws of descent and distribution. If a Grantee becomes disabled (as determined by the Committee in its sole discretion), his or her legal representative may exercise rights under the Option.

         8. Change of Control of the Company. In the event that the Board shall at any time declare it advisable to do so in connection with any proposed sale or conveyance of all or substantially all of the assets of the Company or of any proposed consolidation or merger of the Company, the Company may give written notice to a Grantee that his or her Option may be exercised only within 30 days after the date of such notice but not thereafter, and all rights under said Option which shall not have been so exercised shall terminate at the expiration of such 30 days, provided that the proposed sale, conveyance, consolidation or merger to which such notice shall relate shall be consummated within six months after the date of such notice. If such proposed sale, conveyance, consolidation or merger shall not be consummated within the six month time period, no unexercised rights under any Option shall be affected by such notice except that such Option may not be exercised between the date of expiration of such 30 days and the date of the expiration of such six months.

         9. Amendment and Termination of the Plan.

            (a) Amendment. The Board may amend or terminate the Plan at any time, provided, however, that the Board may not increase the maximum number of shares of Company Stock subject to the Plan (except for adjustments pursuant to Paragraph 3(b)) without further shareholder approval. Any amendment to the Plan shall be subject to shareholder approval to the extent required by applicable law or the requirements of any securities exchange or market on which the Company Stock is then listed or traded.

            (b) Termination of Plan. The Plan shall terminate on the tenth anniversary of the date shareholders approve the Plan, unless the Plan is terminated earlier by the Board or unless extended by the Board with shareholder approval.

            (c) Termination and Amendment of Outstanding Options. A termination or amendment of the Plan that occurs after an Option is granted shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 15(a). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Option. Whether or not the Plan has terminated, the Committee shall not permit the repricing of Options by any method, including by cancellation and reissuance, without first obtaining shareholder approval.

            (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

         10. Funding of the Plan. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of shares with respect to any Options under this Plan.

         11. No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Option.

         12. Requirements for Issuance of Shares. No Company Stock shall be issued or transferred in connection with any Option hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Option granted to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

         13. Headings. Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

         14. Effective Date of the Plan. Subject to the approval of the Company's shareholders, this Plan shall be effective on June 5, 2003.

         15. Miscellaneous.

            (a) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Options shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, as amended, and the rules and regulations of any securities exchange or market on which the Company Stock may be listed or traded. With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 (or its successors) under the Exchange Act. The Committee may revoke any Option if it is contrary to law or modify an Option to bring it into compliance with any valid and mandatory government regulation. The Committee may, in its sole discretion, agree to limit its authority under this Section.

            (b) Ownership of Stock. A Grantee or Successor Grantee shall have no rights as a shareholder with respect to any shares of Company Stock covered by an Option until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.

            (c) Right to Terminate Service. Nothing in the Plan or in any Option shall confer upon any Grantee the right to continue in the services of the Company or affect the right of the Company to terminate the Grantee's service at any time, subject, however, to the provisions of any agreement between the Company and the Grantee.

            (d) Nonalienation of Benefits. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. To the extent permitted by applicable law, no right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits.

            (e) Governing Law. The validity, construction, interpretation and effect of the Plan and Option Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of New Jersey, without giving effect to the conflicts of laws provisions thereof.

                  As approved by the Board of Directors of the Company on April 16, 2003, and as approved by the stockholders of the Company on ___________, 2003.




                                                --------------------------------
                                                Daniel J. O'Donnell, Secretary

                           YNB [LOGO]
                           --------------------------
                           YARDVILLE NATIONAL BANCORP

                         ANNUAL MEETING OF SHAREHOLDERS

                         The Conference Center at Mercer

                          on the West Windsor Campus of

                         Mercer County Community College

                              1200 Old Trenton Road

                            West Windsor, New Jersey

                                 (609) 586-4800

                         June 5, 2003 - 10:00 AM E.S.T.

Directions to the West Windsor Campus

From North or South via US 1

Exit onto Quakerbridge Road, South 533
After two miles, left onto Hughes Drive
Follow Hughes Drive past Mercer County Park entrance
Campus entrance is on left

From North or South via Interstate 95/295

Take Interstate 95 (which becomes Interstate 295) to Exit 65A, Sloan Ave. E. East on Sloan Ave. (becomes Flock Rd.) to end (Edinburg Rd.)
Left onto Edinburg Rd. to campus entrance (jughandle right)

From North via NJ Turnpike

Turnpike Exit 8 at Hightstown onto 33 West
33 West to 571 in downtown Hightstown
Right onto 571
Continue on 571 to 535
Left onto 535 (Old Trenton Road), five miles to campus entrance on right, after Mercer County Park

From South via NJ Turnpike

Turnpike Exit 7A (Interstate 195)
West on I-95 to Exit 5B (first exit off I-95)
North on NJ. 130 to first light (526)
Left onto 526 to first light
Bear left at light, then take immediate right (still 526)
526 to end, 535 (Old Trenton Rd.)
Left onto 535, two miles to campus entrance on right, after Mercer County Park

                                [GRAPHIC OF MAP]

|X| PLEASE MARK VOTES                                               PROXY
    AS IN THIS EXAMPLE                                     YARDVILLE NATIONAL BANCORP

   ANNUAL MEETING OF SHAREHOLDERS                                                                        For     With-    For All
                 JUNE 5, 2003                                                                                    hold     Except

The undersigned hereby appoints Elbert G. Basolis, Jr. and              I.    The election of Lorraine   [ ]     [ ]       [ ]
Anthony M. Giampetro, M.D., with full power of substitution, and              Buklad, Sidney L. Hofing
authorizes them to represent and vote, as designated below and                and Louis R. Matlack,
in accordance with their judgment upon any other matters properly             Ph.D. as directors of
presented at the annual meeting, all the shares of Yardville                  Yardville National Bancorp
National Bancorp common stock held of record by the undersigned               each for a term of three
at the close of business on April 25, 2003, at the annual meeting             years.
of shareholders, to be held June 5, 2003, and at any and all
adjournments or postponements thereof. The Board of Directors           INSTRUCTIONS: To vote for all the nominees mark the box
recommends a vote "FOR" each of the listed proposals.                   "FOR" with an "X". To withhold your vote for all the
                                                                        nominees mark the box "WITHHOLD" with an "X". To withhold
Should a director nominee be unable to serve as a director, an          your vote for an individual nominee mark the box "FOR ALL
event Yardville National Bancorp does not currently anticipate,         EXCEPT" and write the name of the nominee(s) on the
the persons named in this proxy reserve the right, in their             following line for whom you wish to withhold your vote.
discretion to vote for a substitute nominee designated by the
Board of Directors.                                                     ---------------------------------------------------------


                                                                                                         For     Against  Abstain

                                                                        II.   The approval of the        [ ]       [ ]      [ ]
                                                                              Yardville National Bancorp
                                                                              2003 Stock Option Plan for
                                                                              Non-Employee Directors.

                                                                        III.  The approval of the        [ ]       [ ]      [ ]
                                                                              Amendment to the Restated
                                                                              Certificate of
                                                                              Incorporation of Yardville
                                                                              National Bancorp.

                                                                        This proxy, when properly executed will be voted in the
                                                                        manner directed herein by the undersigned shareholder(s).
                                                                        If no direction is made, this proxy will be voted FOR each of the proposals set forth herein. If any other business is presented at such meeting, this proxy will be voted by
                                                                        those named in this proxy in their best judgment. At the
                                            -------------------------   present time, the Board of Directors knows of no other
        Please be sure to sign and date     |      Date             |   business to be presented at the meeting.
         this Proxy in the box below.       |                       |
--------------------------------------------------------------------|   This proxy may be revoked at any time before it is voted on
                                                                    |   by delivering to the Secretary of Yardville National
                                                                    |   Bancorp, on or before the taking of the vote at the annual
   Shareholder sign above           Co-holder (if any) sign above   |   meeting, a written notice of revocation bearing a later
--------------------------------------------------------------------    date than the proxy or a later dated proxy relating to the same shares of common stock, or by attending the annual
                                                                        meeting and voting in person. Attendance at the annual
                                                                        meeting will not in itself constitute the revocation of a
                                                                        proxy. If this proxy is properly revoked as described
                                                                        above, then the power of the persons named in this proxy
                                                                        shall be deemed terminated and of no further force and
                                                                        effect.
------------------------------------------------------------------------------------------------------------------------------------
                             Detach above card, sign, date and mail in postage paid envelope provided

                                                    YARDVILLE NATIONAL BANCORP

------------------------------------------------------------------------------------------------------------------------------------
                                   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS                                    |
                                                                                                                                   |
         The undersigned acknowledges receipt from Yardville National Bancorp, prior to the execution of this proxy, of the Notice |
of Annual Meeting scheduled to be held on June 5, 2003, the Proxy Statement dated May 2, 2003 and Yardville National Bancorp's     |
Annual Report to Shareholders for the fiscal year ended December 31, 2002.                                                         |
                                                                                                                                   |
         Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee   |
or guardian, please give your full title as such. If shares are held jointly, each holder should sign.                             |
                                                                                                                                   |
                  PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE                   |
-----------------------------------------------------------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE
ENVELOPE PROVIDED

--------------------------------

--------------------------------

--------------------------------